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                                                                 EXHIBIT 10.14.2

                       THIRD AMENDMENT TO LEASE AGREEMENT

         THIS THIRD AMENDMENT TO LEASE AGREEMENT is made and entered into by and between Gordon E. Inman, a citizen and resident of Franklin, Tennessee with an address for purposes of this Third Amendment to Lease Agreement of Public Square, Franklin, Tennessee, 37064 (hereinafter referred to as "Landlord"), and Franklin National Bank, a banking institution organized under the laws of the State of Tennessee, having its principal place of business in Franklin, Williamson County, Tennessee, hereinafter referred to as "Tenant" and is entered into pursuant to the following terms, conditions, and provisions.

                               W I T N E S S E T H

         WHEREAS, Landlord and Tenant entered into a certain contractual agreement pertaining to the location of Tenant upon and within a property owned by Landlord in Franklin, Williamson County, Tennessee; and

         WHEREAS, more particularly Landlord and Tenant entered into a Lease Agreement as pertains to the demised premises located at 334 Main Street, Franklin, Williamson County, Tennessee (hereinafter referred to as the "Lease Agreement"), being dated December 16, 1993, and reference to which is hereby made; and

         WHEREAS, Landlord and Tenant entered into a certain First Amendment to Lease Agreement which memorialized the leasing by Tenant from Landlord of additional lease space consisting of 2977.03 square feet in the building known as 334 Main Street, and said First Amendment to Lease Agreement (hereinafter referred to as the "First Amendment") being dated January 16, 1996, reference to which is hereby made; and

         WHEREAS, Landlord and Tenant entered into a certain Second Amendment to Lease Agreement which memorialized the modification of the Term and the Option to Renew provisions of the Lease Agreement to reflect: (I) A term of fifteen years five and one-half months (15-5 1/2) commencing on January 1, 1994 and ending at midnight on the 15th day of May, 2009 and (II) Three (3) five (5) years Option to Renew. Both modifications being designed to reflect the identical Term and Option to Renew provisions of a certain other Lease Agreement with Amendments by and between Landlord and Tenant dated January 15, 1989, and said Second Amendment to Lease Agreement (hereinafter referred to as the "Second Amendment") being dated September 30, 1998, reference to which is hereby made; and



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         WHEREAS, Tenant has now requested of Landlord the opportunity of leasing further additional space from Landlord this time consisting of 2640.31 square feet in the building known as 334 Main Street, Franklin, Tennessee; and

         WHEREAS, the parties hereto wish to memorialize the terms and provisions under which the "Further Lease Space" shall be leased by Tenant from Landlord, and how the rental by Tenant of said "Further Lease Space" will modify the terms and provisions of the original Lease Agreement dated December 16, 1993, as amended by First Amendment dated January 16, 1996 and Second Amendment dated September 30, 1998;

         NOW THEREFORE, in consideration of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the monetary sums to be paid hereunder and also based upon the mutual covenants and conditions hereinafter recited, the parties agree as follows:

         1. Landlord hereby agrees to lease unto Tenant 2640.31 additional square feet in the building known as 334 Main Street, said additional demised premises consisting of dimensions of 44'4 1/4" in width by 57'6 3/4" in length plus on-half (1/2) of the restroom at 13'5" feet by 13'0", producing a total of 2640.31 square feet, and as generally depicted on drawing attached hereto and made Exhibit "A" hereto.

         2. The applicable rental for this "Further Additional Lease Space" shall be $39,604.56 per annum, said amount to be added to the now current lease rental payments being made by Tenant unto Landlord under the original Lease Agreement as amended with said payments to be made in the same time increments as are now being made with regard to rental payments.

         3. The rental increase formula set forth in the original Lease in relationship to the Consumer Price Index shall also apply to the "Further Additional Lease Space". The annual rental increase shall be pro-rated the first adjustment year to reflect 5/12th of the calculated increase.

         4. The effective date of the lease of the "Further Additional Lease Space" shall be August 1, 1999.

         5. All of the Tenant's obligations pertaining to insurance and taxes shall be applicable to this "Further Additional Lease Space" on the same basis applicable to the original



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demised premises. In the case of the Additional Lease Space, the Tenant shall pay the remaining one-fourth (1/4) of Landlord's hazard, casualty or liability insurance and taxes on the demised premises.

         6. Except as specifically modified, altered, or amended herein, the terms and provisions of the Lease Agreement originally entered into by and between Landlord and Tenant on December 16, 1993, and as amended through First Amendment to Lease Agreement dated January 16, 1996, and Second Amendment to Lease Agreement dated September 30, 1998, shall remain in full force and effect.

         7. The terms and provisions of this Third Amendment to lease Agreement shall inure to and be binding upon the parties hereto, their respective heirs, successors and assigns.

         IN WITNESS WHEREOF, THE THIRD AMENDMENT TO LEASE AGREEMENT has been executed by Gordon E. Inman (in his capacity as Landlord) and by Franklin National Bank by and through its duly authorized representative J. Myers Jones as President of Franklin National Bank (in its capacity as Tenant) on the date appearing across from their respective signatures, and with an effective date hereof to be the first date of execution by the party.

LANDLORD:

/s/ Gordon E. Inman                                           June 23, 1999

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GORDON E. INMAN                                                        DATE

TENANT:

Franklin National Bank

/s/ J. Myers Jones                                            June 23, 1999

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J. MYERS JONES, PRESIDENT                                              DATE


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